

                                                                    EXHIBIT 99.1




                         PURCHASE/CONTRIBUTION AGREEMENT





                                     BETWEEN





                           RYANCO PARTNERS LTD. NO. X

                                   AS SELLER,





                                       AND





                  BEHRINGER HARVARD OPERATING PARTNERSHIP I LP



                                    AS BUYER

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                                TABLE OF CONTENTS

ARTICLE 1         PURCHASE PRICE AND EARNEST MONEY................................................................2

      Section 1.1            Agreement to Sell and Purchase.......................................................2

      Section 1.2            Purchase Price.......................................................................2

      Section 1.3            Earnest Money........................................................................4


ARTICLE 2         TITLE INSURANCE, OTHER INFORMATION, AND SURVEY..................................................5

      Section 2.1            Title Insurance......................................................................5

      Section 2.2            Other Information....................................................................6

      Section 2.3            Survey...............................................................................7


ARTICLE 3         TITLE REVIEW AND DUE DILIGENCE..................................................................7

      Section 3.1            Title Review.........................................................................7

      Section 3.2            Due Diligence Period.................................................................8


ARTICLE 4         SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.............................................9

      Section 4.1            Seller's Representations and Warranties..............................................9

      Section 4.2            Survival of Representations and Warranties..........................................13

      Section 4.3            Knowledge Standard..................................................................14

      Section 4.4            Seller's Covenants..................................................................14


ARTICLE 5         BUYER'S REPRESENTATIONS AND WARRANTIES.........................................................16

      Section 5.1            Buyer's Representations and Warranties..............................................16

      Section 5.2            Buyer's Covenants...................................................................17


ARTICLE 6         CLOSING AND PRORATIONS.........................................................................18

      Section 6.1            Closing Date........................................................................18

      Section 6.2            Closing Matters.....................................................................19

      Section 6.3            Prorations..........................................................................21

      Section 6.4            Closing Costs.......................................................................23
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      Section 6.5            Assumption Approval.................................................................23

      Section 6.6            Defeasance..........................................................................23

      Section 6.7            Seller's and Buyer's Joint Covenants Regarding Taxation
                             of Cash/Unit Purchase...............................................................24

      Section 6.8            ....................................................................................24


ARTICLE 7         DEFAULTS AND REMEDIES..........................................................................24

      Section 7.1            Default by Buyer....................................................................24

      Section 7.2            Default by Seller...................................................................26


ARTICLE 8         CASUALTY AND CONDEMNATION......................................................................26

      Section 8.1            Risk of Loss and Notice.............................................................26

      Section 8.2            Minor Casualty......................................................................26

      Section 8.3            Major Casualty and Condemnation.....................................................27


ARTICLE 9         MISCELLANEOUS..................................................................................28

      Section 9.1            Notices.............................................................................28

      Section 9.2            Performance.........................................................................29

      Section 9.3            Binding Effect......................................................................29

      Section 9.4            Entire Agreement....................................................................29

      Section 9.5            Assignment..........................................................................30

      Section 9.6            Commissions.........................................................................30

      Section 9.7            Headings............................................................................30

      Section 9.8            Holidays, Etc.......................................................................31

      Section 9.9            Legal Fees..........................................................................31

      Section 9.10           Governing Law.......................................................................31

      Section 9.11           Severability........................................................................31

      Section 9.12           Disclaimers, Waivers, and Releases..................................................31

      Section 9.13           Rule of Construction................................................................33

      Section 9.14           Effective Date......................................................................33
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                                                                         Page ii

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      Section 9.15           Counterparts and Facsimile Signatures...............................................33

      Section 9.16           No Recording........................................................................33

      Section 9.17           Further Acts........................................................................33

      Section 9.18           Conditions Precedent of Buyer.......................................................34

      Section 9.19           Confidentiality.....................................................................34

      Section 9.20           Option to Guarantee Debt on Property................................................35

      Section 9.21           Buyer's Indemnification.............................................................35

      Section 9.22           Seller's Indemnification............................................................35

      Section 9.23           Waiver of Call Right................................................................36

EXHIBIT A         Legal Description of the Real Property
EXHIBIT B         List of Service Contracts
EXHIBIT C         List of Designated Owners and Allocation of Net Amount
EXHIBIT C-1       Subscription Agreement and Accredited Investor Questionnaire
EXHIBIT C-2       Subscription Agreement and Accredited Investor Questionnaire
EXHIBIT D         List of Delivered Loan Documents
EXHIBIT E         Litigation
EXHIBIT F         Notices from Governmental Authorities
EXHIBIT G         Buyer's Partnership Agreement
EXHIBIT H         Knowledge Individuals
EXHIBIT I         Deed
EXHIBIT J         Bill of Sale
EXHIBIT K         Assignment of Leases, Contracts, Security Deposits and
                  Warranties
EXHIBIT L         IRC Section 1445 Certification
EXHIBIT M         Tenant Notice Letter
EXHIBIT N         Estoppel Certificate
EXHIBIT O-1       Form of Buyer's Counsel Legal Opinion
EXHIBIT O-2       Form of Buyer's Counsel Securities Opinion
EXHIBIT O-3       Form of Buyer's Counsel Tax Opinion


                                                                        Page iii

                         PURCHASE/CONTRIBUTION AGREEMENT

This Purchase/Contribution Agreement (this "CONTRACT") is between RYANCO PARTNERS LTD. NO. X, a California limited partnership ("Seller"), and BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership ("BUYER").

                                   BACKGROUND

Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, upon the terms and subject to the conditions set forth in this Contract:

        a. the real property located in Burbank, California, more particularly described on EXHIBIT A attached to this Contract (the "REAL PROPERTY"), and all rights and appurtenances pertaining to the Real Property, including any interest of Seller in adjacent streets, alleys, easements, and rights-of-way;

        b. all improvements, structures, and fixtures located on the Real Property (collectively, the "IMPROVEMENTS");

        c. the landlord's interest in that certain Standard Form Office Lease dated September 26, 1989 between Landlord and The Walt Disney Company (now known as Disney Enterprises, Inc. and referred to herein as "TENANT"), as supplemented and amended by Lease Addendum dated November 6, 1989, Second Lease Addendum dated November 5, 1999 and Third Lease Addendum dated January 1, 2004 (the "LEASE"), and any related security deposit ("DEPOSIT") and guaranties ("GUARANTIES");

        d. the Service Contracts listed in EXHIBIT B attached to this Contract not terminated on or before the Closing Date (defined in SECTION 6.1) (the "SERVICE CONTRACTS");

        e. Seller's interest in all personal property located on the Real Property and in the name "Buena Vista Plaza" and any other trade names and logos used in connection with the Real Property and Improvements (the "PERSONAL PROPERTY");

        f.      Seller's interest in all plans for the Improvements (the
                "PLANS");

        g. Seller's interest in all warranties and guaranties relating to the Improvements, if any, including all unexpired third party warranties and guarantees, if any, received in connection with the construction, improvement, or equipping of the Improvements (the "WARRANTIES"); and

        h. all records and correspondence relating to the Real Property, the Improvements, the Lease, the Service Contracts or the Personal Property in Seller's possession excluding all documents that are subject to an attorney-client privilege (the RECORDS).

The Real Property, the Improvements, the Leases, the Deposit, the Guaranties, the Service Contracts, the Personal Property, the Plans, the Warranties, and the Records are collectively called the "PROPERTY".

                                    ARTICLE 1
                        PURCHASE PRICE AND EARNEST MONEY

Section 1.1     AGREEMENT TO SELL AND PURCHASE.

Seller shall sell and/or contribute to Buyer, and Buyer shall purchase from Seller, the Property, free and clear of any and all liens and encumbrances (except the Existing Loan, as defined in SECTION 2.2(G), to the extent the Existing Loan is not defeased pursuant to SECTION 6.6 hereof) and subject only to the Permitted Exceptions (defined in SECTION 3.1), upon the terms contained in this Contract.

Section 1.2     PURCHASE PRICE.

        (a) The PURCHASE PRICE of the Property is $32,950,000, subject to all prorations and credits set forth herein.

        (b) The Purchase Price is payable at Closing (defined in SECTION 6.1) as follows:

                (i) By Buyer taking title to the Property assuming (subject to and inclusive of the non-recourse provisions thereof) all obligations accruing from and after the Closing Date under the Existing Loan (as defined in SECTION 2.2(G)) which are generally described in SECTION 2.2(G), but excluding those obligations resulting from a default by Seller under the Existing Loan. Seller shall cooperate with and assist Buyer, but at no cost or expense to Seller (other than its attorney's fees) and without Seller having to incur any additional obligations, in connection with Buyer seeking consent from the Lender for the assumption of the Existing Loan (subject to and inclusive of, the non-recourse provisions thereof) on terms and conditions acceptable to Buyer in its sole discretion and specifically without Buyer being required to agree to any material change of any term of any Existing Loan document as a condition to Lender's approval of the assumption (the "Assumption"). Any and all fees or expenses required to be paid to Lender in connection with the Assumption shall be borne by Buyer; provided, however, any fees, expenses or payments (but not payments representing all or substantially all of the remaining balance of the Existing Loan) resulting from a default by Seller under the Existing Loan prior to Closing shall be paid solely by Seller at Closing. Additionally, Buyer shall use commercially reasonable efforts to obtain a release, reasonably acceptable to Seller, of all liabilities, indemnities and guarantees (except as otherwise provided in SECTION 9.20) of Seller and Affiliates of Seller accruing from and after the Closing Date under the Existing Loan (the "SELLER Releases") but Buyer shall not be obligated to incur any costs or assume any obligations to the Lender in excess of the costs and obligations otherwise required for Buyer to assume the Existing Loan to do so; and

                (ii) at the election of Seller, notice of which shall be delivered in writing to Buyer by no later than June 30, 2005 (the "ELECTION NOTICE"), either:

                        (A) By (i) Buyer paying cash, by wire transfer for disbursement to Seller at Closing, in the amount of the Purchase Price, less the

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                                total amount of unpaid principal and accrued but
                                unpaid interest owing on the Existing Loan as of the Closing Date, subject to prorations and other debits or credits provided for in this Contract (the "NET AMOUNT"); or (ii) Buyer paying and delivering to Seller or Seller's designees (the "DESIGNATED OWNERS"), cash and units of limited partnership interest in the Buyer ("UNITS") for disbursement to Seller and to the Designated Owners at Closing in an aggregate amount equal to the Net Amount.

                        (B) All cash payable at Closing shall be sent by wire transfer to the Title Company for disbursement to Seller at Closing. If all of the Net Amount is payable to Seller in cash, Seller hereby directs the Buyer to pay the cash on the Closing Date to the Seller as set forth in
                                SECTION 1.2(B).

                        (C) If Seller makes an election pursuant to SECTION 1.2(B)(II)(A) to receive any portion of the Net Amount in Units, Seller shall deliver to Buyer, together with the Election Notice, a schedule to this Contract, which shall become EXHIBIT C hereto, which shall set forth (i) the names of all Designated Owners, (ii) the total portion of the Net Amount payable to Seller and each Designated Owner, (iii) the portion of such amount payable to Seller which shall be in the form of cash, (iv) the portion of such amount which shall be payable to Seller or for the benefit of Seller for the Designated Owner(s) in Units (the "UNIT VALUE") and, if more than one recipient of Units is designated, the specific proportions to be issued to each. The number of Units to be issued at Closing to any Designated Owner shall be equal to (i) the Unit Value set forth in EXHIBIT C for such Designated Owner, divided by (ii) the per share price at which the common stock (the "COMMON STOCK") of Behringer Harvard REIT I, Inc., a Maryland corporation (the "REIT"), is offered to the public pursuant to the offering registered under the Registration Statement on Form S-3, Registration No. 333-119945 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "SEC"), a copy of which has been delivered to Seller, less applicable underwriters' fees and commissions and organizational and operating expense reimbursements (currently a net per share price of $8.90). Within five (5) days after the delivery of the Election Notice to Buyer, Buyer shall provide to Seller a subscription agreement and accredited investor questionnaire in the form attached hereto as EXHIBIT C-1 and made a part hereof. Seller shall also provide to each Designated Owner a subscription agreement and accredited investor questionnaire in the form of the subscription agreement and accredited investor questionnaire which is attached hereto as EXHIBIT C-2 and made a part hereof. Seller and each Designated Owner must deliver a subscription agreement and accredited investor questionnaire, duly executed, to Buyer not less than five (5) days prior to the Closing Date to be eligible to receive Units. If the Net Amount is payable to Seller (or the Designated Owners) in a combination of cash and Units, Seller hereby directs Buyer to

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                                pay, issue and distribute (as applicable) the
                                cash and certificates for the Units (or if not certificated, register the applicable Designated Owners as owning the Units on the books and records of Buyer) on the Closing Date to Seller and/or the Designated Owners, through Escrow, in accordance with EXHIBIT C. Buyer may in its discretion issue fractional Units hereunder to applicable Designated Owners rounded up to the nearest hundredths. If Buyer chooses not to issue fractional Units as consideration hereunder, it shall pay in lieu of issuing fractional Units, the value thereof in cash to the applicable Designated Owner. Each Designated Owner shall acknowledge that any certificates evidencing the Units (or other documentation relating thereto if the Units are not certificated) will bear appropriate legends indicating (1) that the Units have not been registered under the Securities Act of 1933, as amended ("SECURITIES ACT"), and (2) that the Buyer's Agreement of Limited Partnership (the "BUYER'S PARTNERSHIP AGREEMENT") will restrict the transfer of the Units but such restriction shall not be more restrictive than that which affects other third party Unit holders. Upon receipt of the Units, the Designated Owners shall become limited partners of the Buyer and shall execute Buyer's Partnership Agreement or other documentation evidencing their becoming such limited partners.

Section 1.3     EARNEST MONEY.

        (a) Within two (2) business days after the Effective Date (defined in SECTION 9.14), as a condition to the continued effectiveness of this Contract, Buyer shall deposit with Partners Title Company ("ESCROW HOLDER"), 712 Main Street, Suite 2000E, Houston, Texas, Attention: Reno Hartfiel, Phone: (713) 229-8484,
                Fax: (713) 238-9199, $3,000,000 in immediately available federal funds (the "INITIAL EARNEST MONEY"). At the end of the DUE DILIGENCE PERIOD (as defined in SECTION 3.2), Buyer will, if Buyer has not theretofore terminated this Contract, deposit an additional $3,000,000 in immediately available federal funds with the Escrow Holder (the "ADDITIONAL EARNEST MONEY"). The Initial Earnest Money and the Additional Earnest Money are collectively referred to herein as the "EARNEST MONEY".

        (b) At the end of the Due Diligence Period, if Buyer has not theretofore terminated this Contract, Escrow Holder shall release $500,000 of the Initial Earnest Money to Seller as consideration for entering into this Contract. This consideration is not refundable to Buyer unless the transaction contemplated by this Contract fails to close by reason of Seller's default (including any inability of Seller to convey title to the Property to Purchaser subject only to the Permitted Exceptions).

        (c) The Earnest Money (including any portion thereof released to Seller pursuant to Section 1.3(b) above) shall be refundable to Buyer only if (i) Seller fails or refuses to close the transaction contemplated hereby for any reason (including the exercise by Tenant of its right of first refusal to purchase the Property) other than Buyer's default; or (ii) Seller fails to obtain the ESTOPPEL CERTIFICATE (as defined in SECTION 9.18) and as a result Buyer elects not to close this transaction. The

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                Earnest Money (including any portion thereof released to Seller pursuant to Section 1.3(b) above) will be applied to the Purchase Price at the Closing.

        (d) If this Contract does not close, the Earnest Money will be disbursed as provided elsewhere in this Contract. The Escrow Holder shall, promptly upon receipt, place the wire transferred Earnest Money in a federally insured, interest bearing account. All interest on the Earnest Money becomes part of the Earnest Money. All interest on the Earnest Money will be reported to the Internal Revenue Service as income of Buyer. Buyer shall promptly execute and deliver to the Escrow Holder all forms reasonably requested by the Title Company with respect to the Earnest Money.

        (e) The Escrow Holder is authorized and directed to pay the Earnest Money to the party entitled to receive the Earnest Money under the terms of this Contract. Sellers or Buyer, as appropriate, shall deliver a letter of instruction to the Escrow Holder directing the disbursement of the Earnest Money to the party or parties entitled to receive the Earnest Money promptly upon receipt of a demand from that party or parties.

                                   ARTICLE 2
                 TITLE INSURANCE, OTHER INFORMATION, AND SURVEY

Section 2.1     TITLE INSURANCE.

        (a) Seller shall cause Lawyers Title Company, through LandAmerica Commercial Services (the "TITLE COMPANY"), 655 North Central Avenue, Suite 2200, Glendale, California, 91203 Attention: Rolly Cruz, Senior Commercial Title Officer, Phone: (818) 552-7268,
                Fax: (818) 552-7267, Email: rcruz@landam.com, to agree to issue to Buyer as soon as practicable after Closing a CLTA Standard Coverage Owner Policy of Title Insurance for the Real Property and Improvements on the standard form in use in California (the "OWNER POLICY"), which may be based on a marked up title commitment or binder agreed to and delivered by the Title Company at Closing (it being agreed between Buyer and Seller that Seller's only obligation is to cause delivery of the Owner Policy and Seller has no obligation to cause the Title Company to provide a marked up title commitment or binder). The Owner Policy shall be dated as of the date the Deed is recorded by the Title Company, shall be in the amount of the Purchase Price, and shall insure good and marketable fee simple title to the Real Property and Improvements. Buyer may request that Title Company issue available endorsements to the Owner Policy, but Seller is responsible only for payment of the premium for the Standard Coverage Owner Policy. Buyer shall pay the premiums charged for and costs associated with obtaining extended coverage endorsements to the Owner Policy and for any loan policy or endorsements required by the Lender or any other lenders of Buyer. Upon issuance, the Owner Policy will except only to the Permitted Exceptions (including, without limitation, the Existing Loan) which remain at Closing after the title commitment or binder has been marked up as agreed to between the Buyer and the Title Company.

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        (b)     Within five (5) days from the date of this Contract, Seller shall cause to be prepared and delivered to Buyer a current Preliminary Title Report (the "PTR"), issued by the Title Company, describing the Real Property, listing Buyer as the prospective named insured and showing the Purchase Price as the policy amount. The PTR shall set forth the state of title to the Real Property and Improvements together with all exceptions or conditions to title, including, but not limited to, all easements, restrictions, rights-of-way, covenants, reservations and all other encumbrances affecting the Property which would appear in an owner's title policy, if issued. At such time as the PTR is furnished to Buyer, the Title Company shall furnish to Buyer legible copies of all instruments referred to in the PTR as conditions or exceptions to title to the Real Property and Improvements and a certificate from the Title Company (or another firm acceptable to Buyer) stating that a search has been made of both the state and county records in which financing statements and security agreements are filed under the Uniform Commercial Code of the state in which the Property is located and that such search indicates that no security interests or liens of any kind or nature, including, but not limited to, any equipment financing or leasing arrangements, are claimed by any person against the Property or any part thereof, or, if such search reveals any such security interests or liens, copies of the filed financing statements shall be delivered to Buyer.

Section 2.2     OTHER INFORMATION.

Within ten (10) days after the Effective Date, Sellers shall deliver to Buyer the following (collectively, the "DOCUMENTS"):

        (a) a rent roll in form and content reasonably acceptable to Buyer ("RENT ROLL"), certified to be true and correct in all material respects by Seller, dated no earlier than five days prior to the date Seller delivers same.

        (b) copies of all environmental, soil, structural, water or other tests or studies (collectively, the "REPORTS") in Seller's possession with respect to the Property, which Reports shall be delivered "AS IS" and, except as specifically set forth in
                SECTION 4.1(H), Seller makes no representation or warranty concerning the accuracy, correctness, completeness, suitability or utility of the Reports or the information contained or not contained therein;

        (c)     copies of all Service Contracts;

        (d) copies of all certificates of occupancy and other permits or licenses necessary for the operation of the Property which are in Seller's possession;

        (e) a copy of the most recent as-built survey of the Real Property and Improvements in Seller's possession;

        (f)     copies of ad valorem tax statements for tax years 2003 and 2004;

        (g) copies of the documents and instruments listed on EXHIBIT D executed in connection with the indebtedness (the "EXISTING LOAN") payable to the order of Credit Suisse First Boston Mortgage Capital LLC and its successors and assigns as Lender ("LENDER");

        (h) financial statements showing income and expense for the years 2003 and 2004 (on a monthly basis), certified true, correct, and complete in all material respects by an authorized representative of Seller; and

        (i) all written reports of any inspection of the Real Property and Improvements conducted by any governmental instrumentality or insurance carrier.

        Additionally, Seller shall furnish an operating statement for the current year (updated monthly within twenty (20) days after the end of the month through Closing) detailing all income and expense items for the Property, certified true, correct and complete in all material respects by an authorized representative of Seller.

Section 2.3      SURVEY.

Within fifteen (15) days after the Effective Date, Seller shall deliver to Buyer an as-built, ALTA/ACSM (or similar) survey of the Property prepared by Hennon Surveying and Mapping, Inc., a professional engineer registered in the State of California (the "Survey"). The Survey shall set forth the boundary lines of the Real Property; locate all buildings and other Improvements situated thereon; locate all easements, drives, parking areas and parking spaces; designate any encroachments on the Real Property or, if there are no such encroachments, set forth thereon a statement to that effect; designate any encroachment on real property not included in Real Property by buildings or other Improvements purported to be located on any portion of the Real Property, or, if there are no such encroachments, set forth thereon a statement to that effect; locate all dedicated public streets or other roadways providing access to the Real Property, including all curb cuts; show any portion of the Real Property lying within a flood plain; and locate all set back lines and similar restrictions covering the Property or any part thereof and any violation of such restrictions.

                                   ARTICLE 3
                         TITLE REVIEW AND DUE DILIGENCE

Section 3.1     TITLE REVIEW.

        (a) Buyer shall have a period of ten (10) days (the "TITLE REVIEW PERIOD") from the date of its receipt of the last of (i) the PTR and the copies of all instruments referred to therein as exceptions to title and (ii) the Survey, to review the same and to deliver to Seller written notice (the "TITLE OBJECTION NOTICE") of any objections Buyer may have to anything contained or set forth in the PTR or the Survey. Any title exceptions or other matters which are set forth in the PTR or the Survey and to which Buyer does not object within the Title Review Period shall be deemed to be permitted exceptions to title to the Property (the "PERMITTED EXCEPTIONS"). In the event Buyer timely raises objections to anything contained in the PTR or Survey (the "TITLE OBJECTIONS"), Seller shall have a period of thirty
                (30) days (the "TITLE CURE PERIOD") within which to cure such objections, but except as hereinafter provided, Seller shall have no obligation to do so. Notwithstanding anything to the contrary contained in the preceding sentence, Seller shall be obligated within the Title Cure Period to cure or agree in writing to cure any objections to encumbrances on the Property which evidence some form of debt and can be removed by the payment of money other than the Existing Loan (subject to Seller's obligation of cooperation in connection with the defeasance of the Existing Loan as provided below). In the event that Seller fails or refuses to cure or agree to cure Title Objections raised by Buyer within the Title Review Period on or prior to the end of the Title Cure Period Buyer may, at its option, either accept Seller's title to the Property or terminate this Contract, in which event (a) the Initial Earnest Money shall be paid to Seller and any Additional Earnest Money and all accrued interest thereon shall be immediately refunded to Buyer, (b) this Contract shall terminate and become null and void, and (c) neither Buyer nor Seller shall have any further obligations hereunder.

Section 3.2     DUE DILIGENCE PERIOD.

        (a) Any term or condition of this Contract to the contrary notwithstanding, the obligations of Buyer specified in this Agreement are wholly conditioned on Buyer's having determined, in its sole and absolute discretion, during the period commencing on the Effective Date and continuing for twenty-one
                (21) days thereafter (the "DUE DILIGENCE PERIOD"), based on such tests, examinations, studies and inspections of the Property as Buyer deems necessary or desirable, that it finds the Property acceptable for its purposes. If Buyer notifies Seller in writing during the Due Diligence Period that the Property is not acceptable to Buyer, then (a) the Earnest Money and all accrued interest thereon shall be immediately refunded to Buyer, (b) this Contract shall terminate and become null and void, and (c) neither Buyer nor Seller shall have any further obligations hereunder.

        (b) Until this Contract is terminated in accordance with its terms, Buyer may enter the Real Property and Improvements to conduct inspections of the Real Property and Improvements, including any third party inspections, review the Records, and review and analyze all materials, surveys, maps, and reports provided by Sellers under this Contract. Buyer must notify Seller of its or its agents or contractors intention to enter the Real Property and Improvements at least 24 hours prior to each intended entry. No invasive testing or inspections may be performed without prior written approval of Seller, which approval may be withheld or given in Seller's reasonable discretion. Seller may, at its option, have a representative present for each inspection or test. Buyer shall conduct its tests and inspections in a manner which is not disruptive to the Tenant or to the operation of the Property.

        (c) Buyer shall perform, and shall cause its agents, employees, and contractors to perform, all inspections and reviews of the Property so as not to cause any damage, loss, cost, or expense to, or claims against Seller or the Property. Buyer shall, at its expense, promptly repair any damage to the Property caused by or attributable to Buyer's inspections or testing to the condition existing prior to the inspection or testing. Buyer shall indemnify, defend, and hold Seller and its agents and employees harmless for, from and against any damage, loss, cost, expense (including, without limitation, reasonable legal fees, court costs, and other legal expenses), or claims caused by, attributable to, or resulting from the acts or omissions on or about the Property by Buyer, its agents, employees, contractors, or consultants. Notwithstanding the foregoing, Buyer shall have no liability for pre-existing conditions discovered by Buyer's tests, inspections or reviews, except to the extent any such conditions are materially exacerbated by the acts of Buyer, its agents, employees or contractors. Buyer shall cause any lien filed against the Real Property by a consultant, contractor, subcontractor, or other person or entity arising by, through, or under Buyer or otherwise attributable to Buyer's inspection, testing, and review of the Property to be released of record (whether through payment or bonding) within twenty (20) days after receipt of notice from Seller of the filing of any lien.

        (d) The terms of this SECTION 3.2 survive the Closing or any termination of this Contract.

                                   ARTICLE 4
               SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 4.1     SELLER'S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to Buyer that:

        (a) Seller is a limited partnership, validly existing and in good standing under the laws of the State of California.

        (b) Seller has the authority to execute this Contract and to perform its obligations under this Contract. The person executing this Contract on behalf of Seller is duly authorized to do so.

        (c) To Seller's knowledge, other than as listed on EXHIBIT E attached hereto and made a part hereof, there is no pending or, to Seller's knowledge, overtly threatened litigation, or other process, private or regulatory, affecting the Property or any entity comprising Seller that, if decided adversely, would have a Material Adverse Effect on the use or operation of the Property or Seller's ability to perform its obligations hereunder.

        (d) To Seller's knowledge, Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "ORDER") and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called, the "ORDERS").

        (e) To Seller's knowledge, neither Seller nor any beneficial owner of Seller nor any Person who provides loans to Seller:

                (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as, the "LISTS");

                (ii) is an individual, corporation, partnership, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity (collectively, a "PERSON") who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof;

                (iii) is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof; or

                (iv) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws.

                For purposes of this Section and Section 5.1, ("U.S. PERSON") means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, with a principal place of business within the United States or any of its territories. For purposes of this Section and SECTION 5.1, ("ANTI-MONEY LAUNDERING LAWS") means those laws, rules, regulations, orders and sanctions, state and federal, criminal and civil, that (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotic dealers or otherwise engaged in activities contrary to the interests of the United States; or
                (iii) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions are deemed to include the Executive Order Number 13224 on Terrorism Financing (September 23, 2001), the Patriot Act; the Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act, 31), the Trading with the Enemy Act, 50 U.S.C. Appx. Section 1 ET SEQ., the International Emergency Economics Powers Act, 50 U.S.C. Section 1701 ET SEQ., and the sanction regulations promulgated pursuant thereto by OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957, as amended.

        (f) To Seller's knowledge, there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to the Seller's knowledge, threatened against Seller, or the Property. Seller has been and will be solvent at all times prior to and immediately following the transfer of the Property to Buyer.

        (g) The copies of Lease heretofore delivered by Seller to Buyer are true and correct copies of the actual Lease and are the complete written documentation of the agreement between Seller, as landlord, and Tenant.

        (h) The Service Contracts, Plans, Warranties, Records, and Reports provided or to be provided to Buyer by Seller are true and correct copies of all such documents in Seller's possession.

        (i) Except for the right of first refusal held by Tenant, there are no rights, options, or other agreements of any kind to purchase or otherwise acquire or sell or otherwise dispose of the Property or any interest in the Property.

        (j) Except for the consent of Lender to the transfer of the Property to Buyer and Buyer's assumption of the Existing Loan, no further consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any third party or governmental agency or body is necessary for the execution, delivery and performance of this Contract and the transactions contemplated hereby by Seller.

        (k) Seller's execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action of the Seller and no other action is required by law, or pursuant to the Seller's limited partnership agreement for such authorization; this Contract is the legal, valid, and binding obligation of, and is enforceable against Seller in accordance with its terms, except to the extent such enforcement may be affected by general principles of equity, or by bankruptcy and other laws affecting the rights of creditors generally; assuming the consent required of the Lender for the assumption of the Existing Loan and the transfer of the Property is obtained, the execution and delivery of this Contract and the compliance with the terms and conditions of this Contract by Seller will not breach or conflict with any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller is or may be bound, or constitute a default thereunder; and, to Seller's knowledge, and except as otherwise provided under the Existing Loan, the authorization, execution, and delivery of this Contract and the consummation of the transaction contemplated hereby, will not, with or without the giving of notice or passage of time or both:

                (i) violate, conflict with or result in the breach of any terms or provisions of, or require any notice, filing, or consent which has not been obtained, under:

                        (A)     the limited partnership agreement of Seller; or

                        (B) any statutes, laws, rules, or regulations of any governmental body applicable to Seller; or

                        (C) any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority binding upon either Seller or the Property.

                (ii) conflict with, result in the breach of any terms or provisions of, give rise to a right of termination of, or constitute a default under, the Lease or any agreement or instrument of any kind to which the Seller is a party or by which the Property is bound; or

                (iii) result in any lien, claim, encumbrance or restriction on the Property.

        (l)     With respect to the Property, as of the Effective Date of this
                Contract:

                (i) There are no maintenance, management, or service contracts in effect with respect to or affecting the Property or any part thereof that will not be terminated as of the Closing, other than the Service Contracts to be delivered to Buyer pursuant to SECTION 2.2(C).

                (ii) There are no persons now employed by Seller or an Affiliate of Seller who Buyer will be obligated to hire or retain at or after Closing.

                (iii) To Seller's knowledge, there are no condemnation proceedings pending or threatened against the Real Property, the Improvements or any part thereof.

                (iv) Seller has not received any written notice and to Seller's knowledge, which knowledge is deemed to be limited to the environmental reports included as part of the Reports (collectively, the "ESA"), and except for matters and materials present at the Real Property and Improvements in the ordinary course of operation of the Real Property and Improvements as an office building, there are no Hazardous Materials (defined in SECTION 9.12(A) present at the Real Property and Improvements other than any specified in the ESA.

        (m) Except for Tenant and its subtenant, Disney Federal Credit Union, no person has any right to occupy the Property.

        (n) The Documents required by SECTION 2.2 to be certified by the Seller as true and correct are or will be true and correct in all material respects.

        (o)     Seller is not in material default under the Lease.

        (p) Seller owns all of the tangible Personal Property which is used in and, individually or in the aggregate with other such property, is material to the operation of the Property. Except for liens securing the Existing Loan, to the Seller's knowledge, such Personal Property is free and clear of all liens. All Personal Property located at or on the Property shall remain and not be removed prior to the Closing, except in the ordinary course of business or for equipment that becomes obsolete or unusable, which may be replaced in the ordinary course of business.

        (q) To Seller's knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect. For purposes of this Contract, "MATERIAL ADVERSE EFFECT" means an event that would have a material adverse effect on the business, financial condition or results of operations of the Property.

        (r) The environmental reports to be delivered by Seller to Buyer will be the latest reports obtained by Seller with respect to the Property.

        (s) The list of documents set forth on EXHIBIT D is a complete list of all material Loan Documents (as hereinafter defined) related to the Existing Loan. To Seller's knowledge, the Existing Loan and the documents entered into in connection therewith (collectively, the "LOAN DOCUMENTS") are in full force and effect as of the Effective Date. To the Seller's knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the Effective Date under any of the Loan Documents which would have a Material Adverse Effect. True and complete copies of the Loan Documents have been provided to Buyer.

        (t) Except as set forth on EXHIBIT F, Seller has received no written notice concerning the Real Property or the Improvements from any Governmental Authority stating that the Real Property or the Improvements are in violation of any federal, state, county, or city statute, ordinance, code, rule, or regulation which remains uncured or which, if uncured at Closing, would have a Material Adverse Effect. The terms "GOVERNMENTAL AUTHORITY" and "GOVERNMENTAL AUTHORITIES" mean the United States of America, the State, the county, and city where the Real Property is located, and any other political subdivision in which the Real Property is located or that exercises jurisdiction over the Real Property and Improvements or the construction of improvements on the Real Property, and any agency, department, commission, board, bureau, property owners association, utility district, flood control district, improvement district, or similar district, or other instrumentality of any of them.

        (u) To Seller's knowledge, there is no pending or, to Seller's knowledge, threatened condemnation or change in zoning affecting the Property. Except as disclosed in writing to Buyer, to Seller's knowledge no portion of any Property is a designated historic property or located within a designated historic area.

Section 4.2     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        (a) The representations and warranties in SECTION 4.1 will be deemed made on and as of the Closing Date with the same force and effect as if made at that time and shall survive Closing for a period of one hundred and eighty (180) days. Any claim which Buyer may have against Seller for a breach of any such representation or warranty, whether such breach is known or unknown, which is not specifically asserted by written notice to Seller within such one hundred and eighty (180) day period shall not be valid or effective, and Seller shall have no liability with respect thereto.

        (b) The provisions of this SECTION 4.2 survive the Closing or any termination of this Contract.

Section 4.3     KNOWLEDGE STANDARD.

For purposes of this Contract, the terms "SELLER'S KNOWLEDGE" and "BUYER'S KNOWLEDGE" mean the current, actual knowledge of the individuals listed on EXHIBIT H attached to this Contract, without independent inquiry and without any actual or implied duty to inquire, and does not include knowledge imputed to Seller or to Buyer, as the case may be, from any other person. The named individuals are acting for and on behalf of Seller or Buyer, as the case may be, and in a capacity as an officer of Seller or Buyer, respectively or one or more of Seller's or Buyer's Affiliates and are in no manner expressly or impliedly making any representations or warranties in an individual capacity. Buyer and Seller waive any right to sue or to seek any personal judgment or claim against any of the named individuals.

Section 4.4     SELLER'S COVENANTS.

Seller covenants with Buyer as follows:

        (a) At all times from the Effective Date to the Closing Date, Seller shall maintain in force property insurance and commercial general liability insurance covering the Real Property and the Improvements in accordance with Seller's past practices.

        (b) At all times from the Effective Date to the Closing Date, Seller shall keep and perform or cause to be kept and performed all of the material obligations to be performed by the landlord under the Lease.

        (c) Seller shall not, without Buyer's prior consent, modify, terminate or amend the Lease.

        (d) After the Effective Date, Seller shall not remove any Personal Property from the Improvements without replacing it with items of like kind and quality.

        (e) Seller agrees to obtain Buyer's written approval prior to entering into any new Service Contract that is not terminable on thirty (30) days notice.

        (f) Seller will manage, operate, repair and maintain the Property in generally the same manner as it managed, operated, repaired and maintained the same prior to the date hereof and, to its reasonable ability, will keep the Property in its present state of repair subject to normal wear and tear, exercising the same degree of care in such matters as Seller has previously exercised.

        (g) Seller will use its reasonable business efforts to renew all of the licenses and permits applicable to the Property and which are necessary for the continued operation of the Property as they expire from time to time and shall notify Buyer at least thirty (30) days prior to the expiration date or threatened cancellation date of any license or operating permit.

        (h) Seller will not cause any action to be taken which would cause any of the representations or warranties made by Seller in this Contract to be false on or as of Closing Date.

        (i) Seller shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Property or any portion thereof except as may be required to enable Seller to perform its obligations under this Contract or to operate in the ordinary course of business.

        (j) Effective as of the Closing, Seller shall terminate all management agreements relating to the Property.

        (k)     Seller shall not change the existing use of the Property.

        (l) Seller shall not knowingly violate or fail to use commercially reasonable efforts to prevent the violation of any applicable laws in any way related to the Property.

        (m) Seller shall not materially alter the manner of keeping its books, accounts or records or the accounting methods therein reflected.

        (n) Buyer has advised Seller that Buyer must cause to be prepared audited financial statements in respect of the Property for up to Seller's three most recent fiscal years ended prior to the fiscal year in which the Closing occurs, and unaudited financial statements in respect of the Property for the portion of Seller's fiscal year which ends on the Closing Date, all in compliance with the policies of Purchaser and certain laws and regulations, including, without limitation, SEC Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Buyer's auditors in the preparation of such audited financial statements, at Buyer's expense (it being understood and agreed that the foregoing covenant shall survive Closing). Without limiting the generality of the preceding sentence (a) Seller shall, during normal business hours, allow Buyer's auditors reasonable access to the books and records maintained by Seller (and the Property's property manager) in respect of the Property; (b) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary for Buyer's auditors to prepare audited financial statements; (c) Seller shall make Seller's property manager and Seller's asset manager in respect of the Property available for interview in connection with the conduct of such audit; (d) Seller will, promptly upon request of Buyer, provide to Buyer's auditors a management representation letter, reasonably satisfactory to Buyer's auditors, addressed to Buyer's auditors; and (e) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer's auditors with a copy of such audited financial statements. If after Closing Seller obtains an audited financial statement in respect of the Property for a fiscal period in 2004 or 2005 that was not completed at the time of Closing, then Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing.

        (o) From the Effective Date until Closing Seller shall continue to perform all its obligations under the Existing Loan, and shall not enter into any modification, amendment or restatement thereof that would have a Material Adverse Effect without Buyer's consent, which consent will not be unreasonably withheld.

                                   ARTICLE 5
                     BUYER'S REPRESENTATIONS AND WARRANTIES

Section 5.1     BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to Seller as of the Effective Date which representations and warranties are also deemed to be made on and as of the Closing Date and shall survive until the expiration of the applicable statute of limitations:

        (a) Buyer is a limited partnership, validly existing and in good standing under the laws of the State of Texas, and, at Closing, will be, to the extent necessary, qualified to do business in the State of California.

        (b) Buyer has the authority to execute this Contract and to perform its obligations under this Contract. The person executing this Contract on behalf of Buyer is duly authorized to do so.

        (c) To Buyer's knowledge, there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against Buyer.

        (d) To Buyer's knowledge, Buyer is in compliance with the requirements of the Orders and other similar requirements contained in the rules and regulations of the OFAC and in any enabling legislation or other Executive Orders or regulations in respect thereof.

        (e)     To Buyer's knowledge, neither Buyer nor any beneficial owner of
                Buyer:

                (i)     is listed on the Lists;

                (ii) is a Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof; or

                (iii) is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be a Person with whom a U.S. Person is prohibited from transacting business, whether such prohibition arises under U.S. law, regulation, executive orders or any lists published by the United States Department of Commerce, the United States Department of Treasury or the United States Department of State including any agency or office thereof; or

                (iv) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws.

        (f) The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Texas Revised Uniform Limited Partnership Act (the "LIMITED PARTNERSHIP ACT"). Each Designated Owner shall be admitted as a limited partner of Buyer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of Buyer's Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. The shares of Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights.

        (g) Buyer has not relied on any representation or warranty made by or on behalf of Seller, other than those expressly stated in
                SECTION 4.1 of this Contract and those set forth in the Subscription Agreement and Accredited Investor Questionnaire entered into by Seller, and, except for Seller's express representations and warranties stated in SECTION 4.1 of this Contract, Buyer is relying solely on its own investigation of all conditions relating to the Property, in acquiring the Property AS IS, WHERE IS AND SUBJECT TO ALL FAULTS, as more specifically described in SECTION 9.12 of this Contract.

        (h) The General Partner of Buyer qualifies as a real estate investment trust for federal tax purposes and will elect to be taxed as a REIT, commencing with its taxable year which ended December 31, 2004.

        (i) The offer and sale of the Units have been and will continue to be conducted in compliance with all applicable federal and state securities laws, except to the extent any failure to comply with such law (including any exemptions from reporting or qualification contained therein) are caused by Seller or any Designated Owner.

        (j) Buyer's General Partner has not acquired, nor will it acquire at any time in the future during which Seller or Designated Owners or their assigns, successors or heirs own Units, any real properties or other investments that will be owned by any entity other than Buyer and its subsidiaries, provided, however, that Buyer's General Partner may, after the Closing, acquire real properties or other investments through an entity other than Buyer and Buyer's subsidiaries if such acquisition is made in compliance with the terms of the Partnership Agreement.

        (k) Buyer is and has at all times since its formation been a partnership for federal income tax purposes.

Section 5.2     BUYER'S COVENANTS.

Buyer covenants and agrees:

        (a) that Buyer shall use commercially reasonable and diligent efforts to assume the Existing Loan on the terms and conditions stated in the Existing Loan documents, together with any additional terms and conditions reasonably required by the Existing Lender and reasonably acceptable to Buyer; provided, that Buyer is not required to agree to any material change of any term of the Existing Loan document as a condition to Lenders' approval of the Assumption.

        (b) Buyer will forward to Lender, or a third party entity designated by Lender, if applicable, the documentation and information requested in Lender's loan assumption package on or before the date (the "ASSUMPTION SUBMISSION DATE") that is ten (10) days after the later of (i) Effective Date or (ii) the date that Seller delivers to Buyer Lender's loan assumption package.

        (c) Buyer will on or before the Assumption Submission Date, if required by Lender, (i) provide to Lender organizational documents of Buyer, (ii) provide to Lender financial statements of Buyer, (iii) authorize Lender to conduct credit reports on Buyer, (iv) authorize Lender to contact other lenders who hold loans from Buyer, (v) execute and return the application for the assumption of the Existing Loan on Lender's approved form, and
                (vi) pay all processing fees and expenses required to be paid at such time by Lender.

        (d) Buyer will respond timely to all requests from Lender, but in no event later than 5 business days and will deliver to Seller copies of all correspondence (other than correspondence consisting of its financial statements and financial condition, or correspondence deemed by Buyer to be confidential to Buyer or its Affiliates) between Buyer, Lender, and any agent of Lender as soon as reasonably practicable.

        (e) Buyer shall deliver the executed Tenant Notice Letter to Tenant within ten (10) days after Closing. This provision shall survive Closing.

        (f) Following the Closing, Buyer will not obtain a new loan encumbering the Property unless (i) the substitute lender permits the Designated Owners to exercise the option to guarantee a portion of the debt on the Property which is described in SECTION 9.20 and (ii) any new loan must encumber the Property simultaneously with the payment of the Existing Loan or any then existing replacement loan guaranteed pursuant to SECTION 9.20, as applicable.

                                   ARTICLE 6
                             CLOSING AND PRORATIONS

Section 6.1     CLOSING DATE.

The CLOSING of this Contract will take place in Escrow Holder's offices commencing at 10:00 a.m., Houston, Texas time, or such other place as is mutually agreeable to the parties on or before July 15, 2005. Notwithstanding any other provision of this Contract, if all conditions to Closing have not been satisfied or waived, and if Closing has not occurred by 5:00 p.m., Houston, Texas time on July 15, 2005, then the parties' respective rights to purchase and sell the Property under this Contract shall terminate, the Earnest Money shall be returned to Buyer (unless the failure to close is a result of Buyer's default, in which event Section 7.1 shall apply),

Escrow shall be cancelled, and the parties shall have no further rights and obligations under this Contract, except those that expressly survive the termination of this Contract.

Section 6.2     CLOSING MATTERS.

        (a) Expressly conditioned upon Buyer's compliance with its obligations under SECTION 6.2(B), Seller shall deliver at
                Closing:

        (i) a California form of Grant Deed for the Property (the "DEED"), duly executed and acknowledged by Seller, containing no exceptions or conditions except the Permitted Exceptions, conveying to Buyer, fee simple title to the Real Property and Improvements as specified in SECTION 2.1(A), substantially in the form attached to this Contract as EXHIBIT I;

                (ii) at least 2 counterparts of a Bill of Sale for the Property (the "BILL OF SALE"), duly executed by Seller, substantially in the form attached to this Contract as EXHIBIT J;

                (iii) at least 2 counterparts of an Assignment of Lease, Contracts and Warranties for the Property (the "ASSIGNMENT OF LEASE") duly executed by Seller, substantially in the form attached to this Contract as EXHIBIT K.

                (iv) an IRC Section 1445 Certification, duly executed by Seller, substantially in the form attached to this Contract as EXHIBIT L;

                (v) at least one counterpart of a notice to Tenant (the "TENANT NOTICE LETTER"), duly executed by Seller in substantially the form attached to this Contract as EXHIBIT M, to be addressed to Tenant at the Real Property;

                (vi) at least one counterpart of all assumption documents required to be executed by Seller with respect to Buyer's assumption of the Existing Loan;

                (vii) possession of the Property, subject to the Permitted Exceptions and the rights of Tenant;

                (viii) the following to the extent they are in the Seller's possession or control:

                        (A) originals of the Lease, the Service Contracts, the Plans, the Warranties, and the Records; and

                        (B) all keys to the Improvements, which keys shall be marked and identified;

                (ix) a fully executed termination of any management agreement for the Property at Seller's sole cost and expense;

                (x) such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Property;

                (xi) Seller's written approval of the estimated closing statement of the prorations and the distribution of the closing proceeds; provided, that the closing statement will only be delivered to the Escrow Holder and will not be delivered to Buyer;

                (xii) if Units are to be issued to any Designated Owners, signature pages of the Buyer's Partnership Agreement duly executed by such Designated Owners as limited partners; and

                (xiii) a quitclaim deed from Tenant, executed in accordance with the provisions of Section 9 of that certain Shared Appreciation Agreement amended and restated as of January 1, 2000 between Seller and Tenant, relinquishing any interest of Tenant in the Property other than the Lease;

                (xiv)   the ESTOPPEL CERTIFICATE (as defined in SECTION 9.19);
                        and

                (xv)    a California FTB Form 593-C, duly executed by Seller.

        (b) No later than 4:00 p.m., Houston, Texas time, on the Closing Date, Buyer shall deliver to the Escrow Holder as a condition precedent to the obligation of Seller to perform its obligations under SECTION 6.2(A):

                (i) by wire transfer or other immediately available federal funds, the cash portion of the Purchase Price, subject to applicable prorations and credits; and

                (ii) at least two counterparts of the Assignment of Lease and the Bill of Sale, duly executed by Buyer;

                (iii) at least one counterpart of all assumption documents with respect to Buyer's assumption of the Existing Loan, duly executed by Buyer and Lender;

                (iv) at least one counterpart of the Tenant Notice Letter, duly executed by Buyer;

                (v) such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

                (vi) Buyer's written approval of the estimated closing statement of the prorations and the distribution of the closing proceeds;

                (vii) if Units are issued, and if the Units are to be certificated certificates representing the Units duly issued by Buyer in the name of each Designated Owner, as of the Closing Date representing the Units to which such Designated Owner is entitled pursuant to SECTION
                        1.2 of this Contract;

                (viii) if Units are to be issued at the Closing, a fully executed Buyer's Amended and Restated Partnership Agreement, with the originally duly executed signature of its general partner, and original or photostatic copies of the signatures of all existing limited partners.

                (ix) opinions of Buyer's counsel addressed to Seller and dated as of the Closing Date, substantially in the form attached hereto as EXHIBITS O-1, O-2 AND O-3 (the "Opinions").

        (c) Seller and Buyer shall execute and deliver to the appropriate parties any additional documents and instruments that, in the mutual opinion of Buyer's counsel and Seller's counsel, are necessary to consummate this transaction.

Section 6.3     PRORATIONS.

The following provisions shall govern the apportionment of income and expenses with respect to the Property between Seller and Buyer:

        (a) Real estate taxes and assessments and personal property taxes shall be prorated between Seller and Buyer at Closing. If the Closing shall occur before the amount of taxes is fixed, the apportionment of taxes shall be made based upon one hundred percent (100%) of the tax rate for the preceding year, applied to the latest assessed valuation of the Property. Upon receipt of the actual tax bill for the Property, the proration of taxes made at Closing shall be subject to adjustment pursuant to
                SECTION 6.3(E) below.

        (b) Seller shall arrange for final meter readings on all utilities at the Property to be taken on the day preceding Closing. Seller shall be responsible for the payment of utilities used through the day preceding the Closing Date and Buyer shall be responsible for the payment of utilities used on or after the Closing Date. With respect to any utility for which there is no meter, the expenses for such utility shall be prorated between Seller and Buyer at Closing based upon the most current bill for such utility. Any deposits for utilities shall inure to the benefit of and be deemed assigned to Buyer, and Buyer shall reimburse Seller for the amount of such deposits at the Closing. Seller and Buyer shall cooperate to cause the transfer of utility company accounts and deposits from Seller to Buyer.

        (c) Basic rents ("BASIC RENT") and additional rent relating to escalation and pass-throughs of operating and other similar expenses ("ADDITIONAL RENT") shall be prorated between Seller and Buyer based upon Basic Rent and Additional Rent actually collected. All prepaid Basic Rent, Additional Rent and other income from the Property shall be credited to Buyer at Closing, to the extent same is attributable to a period of time after Closing. With respect to Additional Rent which is paid based upon an estimate, with an end-of-year accounting and adjustment, after Closing Seller and Buyer shall make any adjustments to the proration of such items made at Closing at such time as the final tax and operating expenses numbers become available and such end-of-year accountings are completed but no later than six
                (6) months after the Closing Date, based on the best estimates then available. Any Additional Rent which may be due Seller as a result of such re-prorations shall be paid by Buyer to Seller if and when such Additional Rent is collected by Buyer.

        (d) Basic Rent and Additional Rent which is delinquent and remains uncollected at Closing shall not be prorated between Seller and Buyer at Closing. At Closing, Seller shall furnish to Buyer a schedule of any delinquent Basic Rent and Additional Rent due under the Lease. Buyer shall pay Seller's prorata share of any delinquent Basic Rent and Additional Rent if and when collected by Buyer; provided, however, that Buyer shall have no obligation to collect or pursue the collection of same. It is understood and agreed that any Basic Rent or Additional Rent collected by Buyer after Closing shall be applied first to currently due Basic Rent and Additional Rent. Buyer shall hold all landlord's liens in the entireties thereof to enforce the payment of rentals to which Buyer is entitled, and Seller shall be deemed to have transferred to Buyer all of such landlord's liens.

        (e) The prorations described in this SECTION 6.3 shall be made as of 12:01 a.m. on the Closing Date, as if Buyer were vested with title to the Property during the entire day upon which Closing occurs. All prorations described in this SECTION 6.3 shall be effected by increasing or decreasing, as the case may be, the amount of cash to be paid by Buyer to Seller at Closing. Seller and Buyer agree to adjust between themselves after Closing any errors or omissions in the prorations made at Closing; provided, however, that such prorations shall be deemed final and not subject to further post Closing adjustments if no such adjustments have been requested within six (6) months after the Closing Date.

        (f) If Existing Lender does not release to Seller all amounts held in escrow by Existing Lender for taxes, insurance and all repairs, replacement and rollover reserves (collectively, the "IMPOUND ACCOUNTS"), Seller shall assign all of its rights and interests in the Impound Accounts to Buyer, and Buyer shall reimburse Seller therefor at the Closing.

        (g) If the unpaid balance of "LEASEHOLD IMPROVEMENT ALLOWANCE", as defined in Section 6 of the Third Lease Addendum shall be greater or less than $575,620, then (i) Seller will be charged, and Buyer will be credited for any excess of the unpaid balance of Leasehold Improvement Allowance over $575,620 and (ii) Buyer will be charged and Seller will be credited the amount by which $575,620 exceeds the unpaid balance of the Leasehold Improvement Allowance.

Section 6.4     CLOSING COSTS.

Costs of closing this transaction will be allocated between Sellers and Buyer as follows:

        (a) Sellers shall pay (i) the cost of providing the PTR, (ii) 50% of any escrow fees or similar charges of Escrow Holder, (iii) the cost of the premiums for a "standard coverage" CLTA Owner Policy, (iv) any and all transfer fees and sales, intangibles, and conveyance taxes (or equivalents) related to the Closing, if any, (v) the cost of the Survey, and (vi) the costs, if any, incurred by Seller in connection with the performance of its obligations under this Contract, including any endorsement to the Title Policy which Seller, in its sole and absolute discretion, agrees to obtain in order to cure title defects.

        (b) Buyer shall pay (i) any premiums related to title insurance for extended coverage or any endorsements or modifications to any policy requested by Buyer and all premiums related to any mortgagee policy, (ii) the cost of recording the Deed and any other conveyance documents that Buyer may choose to record,
                (iii) 50% of any escrow fee or similar charges of Escrow Holder
                (iv) all costs payable to the Lender in connection with Buyer's assumption of the Existing Loan.

        (c) All other expenses incurred by any Seller or Buyer with respect to the Closing, including, but not limited to, legal fees of Buyer and Seller, will be borne and paid exclusively by the party incurring same, without reimbursement, except to the extent otherwise specified in this Contract.

Section 6.5     ASSUMPTION APPROVAL.

In the event that by 5:00 p.m., Houston, Texas time on June 25, 2005 (the "ASSUMPTION APPROVAL DEADLINE") Lender has not approved the Assumption on terms acceptable to Buyer, subject to Buyer's rights under SECTION 6.6, Buyer shall waive its right to terminate this Contract for matters related to the Assumption by proceeding to Closing.

Section 6.6     DEFEASANCE.

        (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Buyer shall have the right pursuant to the applicable provisions of the Loan Documents either (i) to defease the Existing Loan at Closing in lieu of assuming the Existing Loan or (ii) to defease the Existing Loan subsequent to the Closing. At the Closing, Seller will, whether or not Existing Loan is defeased at the Closing, be charged (and Buyer will be credited) with any costs of defeasing the Existing Loan ("DEFEASEMENT COSTS") in excess of $2,574,000, and if the Defeasement Costs are less than $2,574,400 Buyer will pay to Seller an amount equal to the excess of $2,574,400 over the amount of the Defeasement Costs. Seller and Buyer acknowledge that the defeasance may not occur contemporaneously with the Closing and that even if it does, the exact amount of the Defeasement Costs may not be known at the Closing. No later than three (3) business days prior to the Closing Seller and Purchaser shall either (x) agree on an estimate of the Defeasance Costs to be used as a basis for making the adjustment described in this Section 6.6 or (y) make any adjustments at the Closing for Defeasance Costs incurred as of the Closing Date and agree on a method for reserving for, tracking and reconciling any unknown Defeasance Costs for a reasonable period of time, not to exceed three (3) months, after the Closing.

        (b) Seller agrees to cooperate with Buyer in connection with any defeasement of the Existing Loan, including a defeasement of the Existing Loan by Seller using funds provided by Buyer.

Section 6.7 SELLER'S AND BUYER'S JOINT COVENANTS REGARDING TAXATION OF CASH/UNIT PURCHASE.

For all federal, state and local income tax purposes:

        (a) Buyer and Seller agree to treat Seller's contribution of Property to Buyers in exchange for Units as a nontaxable transaction under Section 721 of the Internal Revenue Code of 1986, as amended (the "CODE"), and Buyer and Seller will not take an inconsistent position therewith except to the extent required by a "determination" as that term is defined under
                Section 1313 of the Code. Notwithstanding anything to the contrary contained in this Contract, including without limitation the use of words and phrases such as "sell," "sale," "purchase," and "pay," the parties agree that it is their intent that to the extent that consideration for the transfer of the Property takes the form of the issuance of Units, the transactions contemplated hereby shall be treated for federal income tax purposes pursuant to Section 721 of the Code as the contribution of the Property by the Seller to Buyer, in exchange for the Units.

        (b) Buyer and Seller agree that the Existing Loan (together with any fees and expenses required to be paid to Lender in connection with the Assumption to the extent assumed by Buyer under SECTION 1.2(B)(I)) will be reported as a "qualified liability", as that term is defined under Treasury Regulation Section 1.707-5 and any fees and expenses required to be paid Lender in connection with the Assumption to the extent satisfied by Buyer will be treated as a qualified liability assumed by Buyer. Buyer and Seller agree that they will not take positions inconsistent with the preceding sentence except to the extent required by a "determination" as that term is defined under Section 1313 of the Code.

Section 6.8     ADDITIONAL CONDITIONS TO CLOSING.

In addition to other conditions specified in this Agreement, Closing shall not occur until the following conditions have been satisfied, unless any such condition has been waived in writing by Seller:

        (a) The Lender or any substitute lender obtained by Buyer has agreed to allow all Designated Owners to exercise the Option to Guaranty Debt on the Property described in SECTION 9.20.

        (b) Buyer's partners shall have executed an Amended and Restated Limited Partnership Agreement in the form of the Amended and Restated Limited Partnership Agreement attached hereto as EXHIBIT G and made a part hereof.

                                   ARTICLE 7
                              DEFAULTS AND REMEDIES

Section 7.1     DEFAULT BY BUYER.

In the event that Buyer fails to consummate this Contract for any reason, except Seller's default or the permitted termination of this Contract by Buyer as herein expressly provided, Seller shall be entitled, as its sole remedy, to terminate this Contract and receive the Earnest Money as liquidated damages for the breach of this Contract. In the event that Buyer closes under this Contract and then fails to fully and timely perform any of its other obligations under this Contract that survive or are performable after the Closing, Seller may seek all remedies available at law or in equity. IF THIS TRANSACTION FAILS TO CLOSE DUE TO BUYER'S DEFAULT, SELLER WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. SUCH DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS: (A) THE DAMAGES TO WHICH SELLER WOULD BE ENTITLED IN A COURT OF LAW WILL BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPERTY AS SET FORTH IN THIS CONTRACT; (B) PROOF OF THE AMOUNT OF SUCH DAMAGES WILL BE BASED ON OPINIONS OF VALUE OF THE PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND (C) IT IS IMPOSSIBLE TO PREDICT AS OF THE DATE ON WHICH THIS AGREEMENT IS MADE WHETHER THE VALUE OF THE PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSING. FURTHERMORE, BUYER ACKNOWLEDGES SELLER HAD OTHER OPPORTUNITIES TO SELL THE PROPERTY AND RELIED UPON THE REPRESENTATIONS OF BUYER THAT IT WOULD PERFORM AND PURCHASE THE PROPERTY FROM SELLER. BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT. BUYER AND SELLER WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF SELLER FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.

THEREFORE, THE SUM REPRESENTED BY THE BUYER'S EARNEST MONEY SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER'S DAMAGES UNDER THE PROVISIONS OF
SECTION 1671 OF THE CALIFORNIA CIVIL CODE AND SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE TO CLOSE ESCROW DUE TO BUYER'S DEFAULT. THE PARTIES ACKNOWLEDGE THAT PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES, SELLER WILL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY INCLUDING ANY RIGHTS SELLER MAY HAVE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE. BY INITIALING THIS PROVISION IN THE SPACES BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS SECTION.


       _______________ BUYER'S INITIALS ________________ SELLER'S INITIALS

Section 7.2     DEFAULT BY SELLER.

In the event that Seller fails fail to consummate this Contract for any reason, except Buyer's default or the permitted termination of this Contract by Seller or Buyer as herein expressly provided, Buyer shall be entitled, as its exclusive remedies, either (i) to terminate this Contract by giving written notice thereof to Seller, whereupon neither party shall have any further rights or obligations under this Contract and the Earnest Money shall be returned to Buyer, or (ii) to enforce specific performance of Seller's obligations under this Contract; provided, however, if Seller's default is such that specific performance cannot be granted as a judicial remedy, then Buyer may seek any and all other remedies available at law or in equity. In the event Buyer closes under this Contract and then Seller fails to fully perform any of its other obligations under this Contract that survive or are performable after the Closing, Buyer may seek all remedies available at law or in equity.

                                   ARTICLE 8
                            CASUALTY AND CONDEMNATION

Section 8.1     RISK OF LOSS AND NOTICE.

Subject to all other provisions of the Contract the risk of loss or damage to the Real Property and Improvements by fire or other casualty prior to the Closing Date is borne by Seller. Seller shall give Buyer prompt notice of any destruction of any part of the Real Property and Improvements or the commencement of any condemnation proceedings against the Real Property and Improvements between the Effective Date and the Closing Date.

Section 8.2     MINOR CASUALTY.

Whether or not the notice required by SECTION 8.1 is given, if Improvements are destroyed by fire or other casualty and the estimated cost of repairs, as reasonably determined by Seller based on a report by an independent construction or architectural firm, is $250,000 or less (a "MINOR CASUALTY"), Closing will occur with no reduction in the Purchase Price and at Closing:

        (a) Seller shall assign to Buyer all proceeds of property insurance payable to Seller, less any amounts paid by Seller to repair, restore, or clean up the Real Property and Improvements;

        (b) Buyer will receive a credit against the Purchase Price equal to the amount of any unused deductible under Seller's property insurance policy;

        (c) Buyer shall accept the Real Property and remaining Improvements in their damaged state;

        (d) Buyer shall assume all of Seller's obligations to repair the casualty damage pursuant to the Lease; and

        (e) as between Buyer and Seller, Seller shall have no obligation to repair or restore any damaged or destroyed portions of the Real Property and Improvements.

Section 8.3     MAJOR CASUALTY AND CONDEMNATION.

If condemnation proceedings are commenced against any portion of the Real Property and Improvements, or if Improvements are destroyed by fire or other casualty and the estimated cost of repairs, as reasonably determined by Seller based on a report by an independent construction or architectural firm, is more than $250,000 (a "MAJOR CASUALTY"), then this Contract shall automatically terminate unless Buyer elects by written notice to Seller within ten (10) days after notice from Seller of the occurrence of a Major Casualty or the initiation of condemnation proceedings, to proceed with the Closing without reduction in the Purchase Price, in which event at Closing:

        (a) Seller shall assign its interest in all proceeds of property insurance or condemnation awards to Buyer, less any amounts paid by Seller to repair, restore, or clean up the Real Property and Improvements;

        (b)     if a Major Casualty occurs:

                (i) Buyer will receive a credit against the Purchase Price equal to the amount of any unused deductible under Seller's property insurance policy;

                (ii) Buyer will accept the Real Property and remaining Improvements in their damaged state;

                (iii) Buyer shall assume all of Seller's obligations to repair the casualty damage pursuant to the Lease; and

                (iv) as between Buyer and Seller, Seller shall have no obligation to repair or restore any damaged or destroyed portions of the Real Property and Improvements; and

        (c) if condemnation proceedings are begun, Buyer shall have the option either to accept the Real Property and remaining Improvements subject to the condemnation proceedings, or to terminate this Contract. If Buyer does not elect to terminate this Contract:

                (i) Buyer shall be entitled to any portion of the condemnation award that is not payable to the tenant, and shall assume any obligation of the landlord under the Lease to restore the Property;

                (ii) Seller shall have no liability with respect to any portion of the Real Property and Improvements that is condemned, or with respect to any costs or expenses incurred by Buyer as a result of any condemnation proceedings; and

                (iii) Sellers shall reasonably cooperate with Buyer in any condemnation proceedings.

                                   ARTICLE 9
                                  MISCELLANEOUS

Section 9.1     NOTICES.

All notices, requests, approvals, consents, and other communications required or permitted under this Contract ("NOTICES") must be in writing and are effective:

        (a) on the business day sent if (i) sent by fax prior to 5:00 p.m. Houston, Texas time, (ii) the sending fax generates a written confirmation of sending, and (iii) a confirming copy is sent on the same business day by one of the other methods specified below;

        (b) on the next business day after delivery, on a business day, to a nationally recognized overnight courier service for prepaid overnight delivery;

        (c) 3 business days after being deposited on a business day in the United States mail, certified, return receipt requested, postage prepaid, or

        (d) upon receipt if delivered by any method other than the methods specified above;

in each instance addressed to Buyer or a Seller, as the case may be, at the following addresses, or to any other address either party may designate by ten
(10) days' prior notice to the other party:


Seller:         Ryanco Partners Ltd. No. X
                2507 Empire Avenue
                Burbank, California  91504
                Attention:      Gary S. Carr
                Telephone:      (818)843-8610
                Fax:            (818)843-5872
                E-Mail:         garyshary@adelphia.net

With a copy to:

                Nordman, Cormany, Hair & Compton
                1000 Town Center Drive, Sixth Floor
                Oxnard, California  93036
                Attention:      Randall H. George Esq.
                Telephone:      (805)988-8323
                Fax:            (805)988-7723
                E-Mail:         rgeorge@nchc.com

Buyer:          Behringer Harvard Operating Partnership I LP
                15601 Dallas Parkway, Suite 600
                Addison, Texas  75001
                Attention:      Gerald J. Reihsen, III, Executive Vice President
                Telephone:      (214) 655-1600
                Fax:            (214) 655-1610
                E-Mail:         greihsen@bhfunds.com

With a copy to:

                Powell & Coleman, L.L.P.
                8080 N. Central Expressway
                Suite 1380
                Dallas, Texas  75206
                Attention:  Patrick M. Arnold
                Telephone:       (214) 373-8767
                Fax:             (214) 373-8768
                E-Mail:          parnold@psclaw.com

With a copy to:

                Morris, Manning & Martin, LLP
                1600 Atlanta Financial Center
                3343 Peachtree Road, N.E.
                Atlanta, Georgia 30326
                Attention:  Rosemarie Thurston
                Telephone:       (404) 233-7000
                Fax:             (404) 365-9532
                E-Mail:          rthurston@mmmlaw.com

Each party shall use commercially reasonable efforts to send a copy of any notice of termination under this Contract to the Title Company on the same date and by the same method(s) as it is sent to the other party. The failure to send a copy of any termination notice to the Title Company does not invalidate an otherwise valid termination notice. E-mail addresses are included in this
SECTION 9.1 for convenience only: e-mail is not an acceptable form for Notices under this Contract.

Section 9.2     PERFORMANCE.

Time is of the essence in the performance of this Contract.

Section 9.3     BINDING EFFECT.

This Contract is binding upon and inures to the benefit of the successors and assigns of the parties.

Section 9.4     ENTIRE AGREEMENT.

This Contract, the Exhibits to this Contract and any agreements called for by this Contract supersede the existing letter of intent between the parties dated February 11, 2005, embody the complete agreement between the parties and cannot be varied except by written agreement of each Seller and Buyer. No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Contract shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained.


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

Section 9.5     ASSIGNMENT.

        (a) This Contract may not be assigned by a party without the prior written consent of the other party except that Buyer may assign its rights and obligations to a Subsidiary (defined below). Any assignee of assignor's interest in this Contract is bound by all approvals and waivers, actual and deemed, by assignor prior to the assignment, and must assume in writing all of assignor's obligations under this Contract. Assignor is not released from the obligations created under this Contract as a result of any permitted assignment. Upon Buyer's written request received by Seller at least ten (10) days prior to the Closing Date, Seller will cause the Property to be conveyed at Closing to the Subsidiary of Buyer set forth in Buyer's request.

        (b) Prior to the effectiveness of any assignment of this Contract, assignor shall promptly deliver to the other party, together with a request for the written consent of the other party, a fully executed original of the assignment of this Contract and the assumption by the assignee of assignor's obligations under this Contract, which assignment must include the federal tax identification number of the assignee. The requested assignment shall not be effective unless and until the party receiving the request serves written notice of consent on the party requesting consent.

        (c) No consent given by a party to any transfer or assignment of assignor's rights or obligations under this Contract may be construed as a consent to any other transfer or assignment of assignor's rights or obligations. No transfer or assignment in violation of this SECTION 9.5 is valid or enforceable.

        (d) A SUBSIDIARY of Buyer shall mean any present or future entity of which Buyer owns, directly or indirectly, one hundred percent (100%) of the equity securities of the entity.

Section 9.6     COMMISSIONS.

Each party hereby warrants to the other party that except for Jones Lang LaSalle, One Front Street, Third Floor, San Francisco, California ("SELLER'S BROKER"), which shall be paid a commission for its services in negotiating this Contract pursuant to a separate agreement between Seller and Seller's Broker, it has not dealt with any real estate broker or salesman in the negotiation of this Contract. Each party shall indemnify, defend, and hold harmless the other party against any real estate commissions, finder's fees or similar compensation due by virtue of the execution or Closing of this Contract, the obligation or asserted claim for which arises from actions taken or claimed to be taken by or through the indemnifying party. The provisions of this SECTION 9.6 survive the Closing or any earlier termination of this Contract.

Section 9.7     HEADINGS.

Section headings or captions are used in this Contract for convenience only and do not limit or otherwise affect the meaning of any provision of this Contract.


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

Section 9.8     HOLIDAYS, ETC.

Whenever any time limit or date provided herein falls on a Saturday, Sunday, or legal holiday under the laws of the State of Texas or the State where the Real Property is located or on a day when federal banks are closed, then that date is extended to the next day that is not a Saturday, Sunday, or legal holiday or a day when federal banks are closed. The term BUSINESS DAY as used in this Contract means any day that is not a Saturday, Sunday, or legal holiday under the laws of the State of Texas or the State where the Real Property is located or a day when federal banks are closed.

Section 9.9     LEGAL FEES.

If there is litigation, arbitration, or mediation concerning the interpretation or enforcement of this Contract or any portion of this Contract, or for damages or other remedies for breach of this Contract, the prevailing party, when a final non-appealable judgment has been entered in a court of competent jurisdiction, is entitled to recover from the losing party its reasonable legal fees and paraprofessional fees, expert fees, court costs, and expenses. The provisions of this SECTION 9.9 survive the Closing or any earlier termination of this Contract.

Section 9.10    GOVERNING LAW.

The laws of the State where the Real Property is located govern this Contract.

Section 9.11    SEVERABILITY.

If any provision in this Contract is unenforceable in any respect, the remainder of this Contract remains enforceable and, in lieu of the unenforceable provision, there will be added to this Contract upon the agreement of Buyer and Seller, a provision as similar in terms to the unenforceable clause as may be possible and be enforceable.

Section 9.12    DISCLAIMERS, WAIVERS, AND RELEASES.

Buyer acknowledges and agrees that:

        (a) EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DEED, OTHER CLOSING DOCUMENTS, OR IN SECTION 4.1, SELLER SPECIFICALLY DISCLAIMS, AND BUYER EXPRESSLY WAIVES, ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS, TO, OR CONCERNING: (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, AND THE SUITABILITY OF THE REAL PROPERTY AND IMPROVEMENTS FOR ANY AND ALL ACTIVITIES AND USES THAT BUYER MAY ELECT TO CONDUCT THEREON; (II) MATTERS OF TITLE; (III) THE NATURE, ENFORCEABILITY, AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE RELATING TO THE REAL PROPERTY AND IMPROVEMENTS; (IV) THE COMPLIANCE OF THE REAL PROPERTY AND IMPROVEMENTS OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR OTHER BODY, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OR THE FAIR HOUSING ACT, AS AMENDED FROM TIME TO TIME; (V) WHETHER THE IMPROVEMENTS ARE BUILT IN A GOOD AND WORKMANLIKE MANNER; (VI) ZONING TO WHICH THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF MAY BE SUBJECT; (VII) THE AVAILABILITY

                OF ANY UTILITIES TO THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS, ELECTRIC, PHONE, AND CABLE; (VIII) USAGES OF ADJOINING PROPERTY; (IX) ACCESS TO THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF; (X) THE VALUE, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS PROVIDED BY SELLER, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE REAL PROPERTY AND IMPROVEMENTS OR ANY PART THEREOF; (XI) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (XII) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY AND IMPROVEMENTS; (XIII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE REAL PROPERTY AND IMPROVEMENTS; (XIV) THE EXISTENCE OF VESTED LAND USE, ZONING, OR BUILDING ENTITLEMENTS AFFECTING THE REAL PROPERTY AND IMPROVEMENTS; (XV) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT OF, USE OF, OR PROVISIONS RELATING TO ANY TAX CREDITS); (XVI) WARRANTIES (EXPRESS OR IMPLIED) OF CONDITION REGARDING THE FITNESS OF THE REAL PROPERTY AND IMPROVEMENTS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TENANTABILITY, HABITABILITY, OR SUITABILITY FOR ANY INTENDED USE; (XVII) ANY ENVIRONMENTAL CONDITIONS THAT MAY EXIST ON THE REAL PROPERTY AND IMPROVEMENTS, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF PETROLEUM PRODUCTS, PETROLEUM RELATED PRODUCTS, FUNGI OF ALL FORMS AND TYPES, "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," OR "SOLID WASTES" AS THOSE TERMS (WHICH ARE COLLECTIVELY REFERRED TO IN THIS CONTRACT AS "HAZARDOUS MATERIALS") ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 ("RCRA"), AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND STATE ENVIRONMENTAL LAWS, AND IN THE REGULATIONS PROMULGATED PURSUANT TO THOSE LAWS, ALL AS AMENDED (COLLECTIVELY, THE "HAZARDOUS WASTE LAWS") AND BUYER RELEASES AND WAIVES ANY CLAIMS OR CAUSES OF ACTION AGAINST SELLER AND SELLER'S AFFILIATES BASED IN WHOLE OR IN PART ON ANY VIOLATION OF, OR ARISING WITH RESPECT TO, ANY FEDERAL, STATE, OR LOCAL STATUTE, ORDINANCE, RULE, OR REGULATION RELATING THERETO; AND (XVIII) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE REAL PROPERTY AND IMPROVEMENTS.

        (b) BUYER SHALL PERFORM ALL INVESTIGATIONS OF THE PROPERTY IT DEEMS NECESSARY DURING THE DUE DILIGENCE PERIOD AND WILL RELY ON ITS OWN INVESTIGATIONS.

        (c) NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, ANY AFFILIATE OF SELLER, OR ANY OF THEIR RESPECTIVE AGENTS, BROKERS, OR EMPLOYEES, AND BUYER HAS NOT RELIED ON ANY INFORMATION SUPPLIED BY SELLER IN ENTERING INTO, CONTINUING THE EFFECTIVENESS OF, OR CLOSING UNDER THIS CONTRACT OTHER THAN SELLERS' REPRESENTATIONS AND WARRANTIES SPECIFIED IN SECTION 4.1 AND SECTION 9.6.

        (d) EXCEPT AS SET FORTH IN THE CLOSING DOCUMENTS OR SECTION 4.1, BUYER IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS.


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

                EXCEPT AS SET FORTH IN THE CLOSING DOCUMENTS OR SECTION 4.1, BUYER RELEASES SELLER AND ALL AFFILIATES OF SELLER AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AND AGENTS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION, OR CAUSE OF ACTION ARISING FROM OR RELATED TO ALL CONDITIONS OF OR RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL THOSE ENUMERATED IN SECTION 9.12(A) AND ALL CONSTRUCTION OR DESIGN DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE PROPERTY, KNOWN OR UNKNOWN. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO UNKNOWN CLAIMS, DAMAGES, AND CAUSES OF ACTION. THIS COVENANT RELEASING EACH SELLER AND ALL AFFILIATES OF SELLER IS A COVENANT RUNNING WITH THE PROPERTY AND IS BINDING UPON BUYER, ITS SUCCESSORS AND ASSIGNS.

THE PROVISIONS OF THIS SECTION 9.12 SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS CONTRACT.

Section 9.13    RULE OF CONSTRUCTION.

Each party and its counsel have reviewed and revised this Contract. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be employed in the interpretation of this Contract or any amendments, schedules, or exhibits to this Contract.

Section 9.14    EFFECTIVE DATE.

The date the Title Company receives a fully executed counterpart of this Contract, as evidenced by the Title Company's notation in the space set forth below, shall be the "EFFECTIVE DATE" of this Contract.

Section 9.15    COUNTERPARTS AND FACSIMILE SIGNATURES.

This Contract may be executed in one or more counterparts. Each counterpart is an original and proof of this Contract may be made without more than one counterpart. Facsimile signatures are binding on the party providing the facsimile signatures.

Section 9.16    NO RECORDING.

Buyer covenants that neither it nor any successor or assign will record in any public real property records this Contract or any memorandum or affidavit relating to this Contract or otherwise cloud title to the Property. If Buyer breaches this SECTION 9.16, Buyer will record a release of any such memorandum or affidavit no later than five (5) days after request by Seller. This Section
9.16 survives the Closing or earlier termination of this Contract and Seller may enforce specific performance of Buyer's obligations under this SECTION 9.16.

Section 9.17    FURTHER ACTS.

In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Buyer and Seller, Buyer and Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the one party may reasonably require to consummate the transaction contemplated hereunder as long as such performance, execution or delivery is reasonably acceptable to the other party.

Section 9.18    CONDITIONS PRECEDENT OF BUYER.

In addition to all other conditions set forth in this Agreement, Buyer's obligation to consummate the Closing is subject to the satisfaction of each and every one of the conditions precedent set forth in this SECTION 9.18 (all of which are for the sole benefit of Buyer):

        (a) Prior to or on the Closing Date, Buyer shall have received an Estoppel Certificate (the "ESTOPPEL CERTIFICATE") in the form of EXHIBIT N attached hereto, dated no earlier than five (5) days before the Closing Date, executed by Tenant. Seller shall use reasonable efforts to obtain such executed Estoppel Certificate in such form from Tenant prior to Closing. Seller shall deliver such Estoppel Certificate (whether or not in compliance herewith) to Buyer promptly following Seller's receipt thereof. If Seller does not timely obtain the required Estoppel Certificate, then Buyer may elect, in lieu of terminating this Contract as provided below, to extend the Closing Date up to twenty (20) days in order to allow more time to obtain such Estoppel Certificate, but if the Estoppel Certificate is not received by Buyer by the end of the twenty (20) day extension period, then Buyer must exercise one of its options under
                SECTION 9.18(C).

        (b) As of the Closing Date, Tenant shall not be in default under the Lease or the subject of any bankruptcy or other insolvency proceeding.

        (c) Upon the failure of any of the foregoing conditions precedent, Buyer shall have the option to (a) waive such condition precedent and proceed to Closing, or (b) terminate this Contract by sending written notice to Seller on or before the date of Closing, in which event the Earnest Money shall be returned to Buyer.

Section 9.19    CONFIDENTIALITY.

Seller acknowledges that the matters relating to the REIT, this Contract, and this transaction (collectively, the "INFORMATION") are confidential in nature and Seller covenants and agrees to keep the Information confidential. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "TAX TREATMENT" and "TAX STRUCTURE" have the meanings specified in Treasury Regulation section 1.6011-4(c). Buyer agrees that if the transaction contemplated by this Contract is not consummated for any reason, then Buyer will
(i) return to Seller all documents and information obtained from Seller promptly upon request and (ii) keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Seller's prior written consent, disclose any Information, the content or results of Buyer's investigations and the information contained in the materials delivered by Seller to Buyer, in any manner whatsoever or use the information gathered by Buyer or sent by Seller to

Buyer in a manner which will (a) harm or tend to harm Seller, or (b) provide Buyer with an advantage in dealing with third parties in competition with Seller or any Affiliate of Seller.

Seller acknowledges that it is aware that the REIT is a public company and that the securities laws of the United States make it illegal for any person (i) to purchase, sell or otherwise engage in transactions in securities of or derivative securities related to securities of a public company while in possession of material, nonpublic information about that company, or (ii) to communicate such information to another person who may purchase, sell or otherwise engage in transactions in securities of or derivative securities related to securities of that public company. Seller agrees not to violate those laws.

Section 9.20    OPTION TO GUARANTEE DEBT ON PROPERTY.

Any Designated Owner who receives Units in Buyer pursuant to the provisions of
SECTION 1.2(B)(II) shall be permitted, if Buyer obtains a new loan encumbering the Property, pursuant to Existing Loan guaranty agreement or a guaranty agreement (which shall be renewable no less often than annually) acceptable in form and content to such Designated Owner and such lender, to guarantee a portion of the mortgage indebtedness on the Property. The portion of mortgage indebtedness which the Designated Owners have the option to guarantee shall be determined by Buyer and Seller during the Due Diligence Period, but is currently contemplated to be the "bottom" $7,000,000 of the mortgage indebtedness on the Property.

Section 9.21    BUYER'S INDEMNIFICATION.

Buyer will indemnify and hold harmless Seller and its respective officers, partners, members, managers, employees, agents, representatives, stockholders, controlling persons, and affiliates (collectively, the "Seller Indemnified Persons") for, and will pay to the Seller Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorney's fees) or diminution of value, whether or not involving a third party claim, arising, directly or indirectly, from or in connection with:

        (a) any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement, or any certificate or document delivered by Buyer pursuant to this Agreement; and

        (b) any breach or failure by Buyer or the General Partner of Buyer to perform or comply with any covenant or obligation of Buyer or its General Partner in this Agreement.

Section 9.22    SELLER'S INDEMNIFICATION.

Seller will indemnify and hold harmless Buyer and its respective officers, partners, members, managers, employees, agents, representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorney's fees) or diminution of value, whether or not involving a third party claim, arising, directly or indirectly, from or in connection with:

        (a) any breach or inaccuracy of any representation or warranty made by Seller in this Agreement, or any certificate or document delivered by Seller pursuant to this Agreement; and

        (b) any breach or failure by Seller to perform or comply with any covenant or obligation of Seller in this Agreement.

Section 9.23    WAIVER OF CALL RIGHT.

Notwithstanding anything to the contrary contained in the Partnership Agreement, the REIT, in its capacity as the general partner of the Partnership, agrees that it will not exercise the "Call Right" set forth in Section 8.06 of the Partnership Agreement with respect to the Units held by Seller or the Designated Owners at any time prior to the seventh anniversary of the Closing, PROVIDED, HOWEVER, that the REIT may exercise the Call Right at any time after the expiration of the Holding Period (as defined in the Partnership Agreement) if such exercise is (a) in connection with a public listing or quotation of REIT shares on a national securities exchange or the Nasdaq Stock Market and the lead underwriter to the REIT in connection with such public listing provides an opinion to the REIT that it is reasonably necessary to exercise the Call Right in connection with such public listing or (b) in connection with the merger or consolidation of the REIT with another entity (including an exercise of the Call Right to enable the REIT to obtain the requisite approval to such merger or consolidation). Each Designated Owner whose Partnership Units are the subject of a Call Notice may elect to receive the Cash Amount, or a combination of Cash Amount and REIT Shares Amount in a proportion specified by the Designated Owner, in exchange for the Partnership Units subject to the Call Notice. Each of the Designated Owners is an intended third party beneficiary of this SECTION 9.23 and is entitled to enforce the provisions of this SECTION 9.23 against the REIT.

Behringer Harvard REIT I, Inc. ("GENERAL PARTNER") joins in this Agreement solely to evidence its agreement to the provisions of this SECTION 9.23.


                            [signature pages follow]

EXECUTED by Seller on _____________, 2005.


                                SELLER

                                RYANCO PARTNERS LTD. NO. X,
                                a California limited partnership

                                By:     Buena Vista Plaza, Inc.,
                                        a California corporation
                                        its General Partner

                                        By:
                                           -------------------------------------
                                            Gary S. Carr, President


                                        By:
                                           -------------------------------------
                                            Jack D. McCormick, Secretary

EXECUTED by Buyer on ______________, 2005.

                                BUYER

                                BEHRINGER HARVARD OPERATING
                                PARTNERSHIP I LP, a Texas limited partnership

                                By:     Behringer Harvard REIT I, Inc.,
                                        Its General Partner


                                        By:_____________________________________
                                           Name:   Gerald J. Reihsen, III
                                           Title:  Executive Vice President

                                        Buyer's Tax ID No.   14 1838660




General Partner is executing this Agreement solely to evidence its agreement to the provisions of SECTION 9.23



                                GENERAL PARTNER

                                Behringer Harvard REIT I, Inc.,
                                a Maryland Corporation


                                By:_____________________________________________
                                Name:  Gerald J. Reihsen, III
                                Title: Executive Vice President

The undersigned hereby acknowledges receipt of the Initial Earnest Money and a fully executed counterpart of this Contract and agrees to hold and disburse all Earnest Money in accordance with this Contract.


                                PARTNERS TITLE COMPANY

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________
                                   Date:________________________________________



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